EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-05043 of Southern Electronics Corporation on Form S-3 and Registration Statement Nos. 33-64133, 33-64135, 33-55730 and 33-33882 of Southern Electronics Corporation on Form S-8 of our reports dated August 9, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of Southern Electronics Corporation for the year ended June 30, 1996.


Atlanta, Georgia
September 27, 1996